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                                                                       Exhibit 5

                                  May 13, 1996



Patterson Dental Company
1031 Mendota Heights Road
Saint Paul, Minnesota 55120

     RE:  PATTERSON DENTAL COMPANY CAPITAL ACCUMULATION PLAN
          REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     In connection with the proposed issuance of 1,000,000 shares of common stock, $.01 par value (the "Shares"), of Patterson Dental Company (the "Company") in conjunction with the Company's Capital Accumulation Plan (the "Plan") and to be registered under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement"), we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion the Shares have been duly authorized by the Company and when duly executed and authenticated, paid for and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    BRIGGS AND MORGAN,
                                    Professional Association



                                    By  /s/ Christopher C. Cleveland
                                       -------------------------------
                                         Christopher C. Cleveland


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